                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            RUSH ENTERPRISES, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                             RUSH ENTERPRISES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rush Enterprises, Inc. (the "Company") will be held on Tuesday, May 16, 2000, at 10:00 a.m., central time, at the Omni Houston Hotel, 4 Riverway, Houston, Texas 77056, for the following purposes:

     o a proposal to amend the Articles of Incorporation of the Company to reduce, from two-thirds to a majority, the required vote of shareholders to approve certain corporate actions;

     o a proposal to amend the Company's 1997 Non-Employee Director Stock Option Plan (the "Plan") to increase the number of shares available under the Plan to 300,000;

     o to elect six (6) directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

     o a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000; and

     o to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors of the Company has fixed the close of business on March 29, 2000, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any shareholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.


                                         By Order of the Board of Directors,


                                         ROBIN M. RUSH
                                         Corporate Secretary

San Antonio, Texas
April 5, 2000

                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             RUSH ENTERPRISES, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 16, 2000

GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy are furnished to the shareholders of Rush Enterprises, Inc., a Texas corporation (the "Company" or "Rush"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held on Tuesday, May 16, 2000, at 10:00 a.m., central time, at the Omni Houston Hotel, 4 Riverway, Houston, Texas 77056, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Properly executed proxies received in time for the Meeting will be voted.

     The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.01 par value (the "Common Stock"). At the close of business on March 29, 2000 (the "Record Date"), there were outstanding and entitled to vote 7,002,044 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Articles of Incorporation do not permit cumulative voting in the election of directors.

     The Annual Report to Shareholders for the year ended December 31, 1999, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 5, 2000, to the holders of record of Common Stock on the Record Date. The Annual Report to Shareholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

     Properly executed proxies received in time for the Meeting will be voted. Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the proposal to amend the Company's Articles of Incorporation, the proposal to amend the Company's 1997 Non-Employee Director Stock Option Plan (the "Plan"), the election of the six nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Shareholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 555 IH 35 South, New Braunfels, Texas 78130 and the Company's mailing address is P.O. Box 34630, San Antonio, Texas 78265-4630.

     The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of two-thirds of the total issued and outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Articles of Incorporation. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal to amend the Plan and the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth as of March 24, 2000, certain information with respect to the Company's Common Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                                                AMOUNT AND NATURE
                                                                                  OF BENEFICIAL
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                    OWNERSHIP          PERCENT(2)
         ---------------------------------------                                -----------------      ----------
      W. Marvin Rush (3)............................................               2,751,833             39.3%
      PACCAR Inc....................................................               1,000,000             14.3%
      William D. Witter, Inc.(4)....................................                 386,500              5.5%
      Edward  Donahue  Sr.(5).......................................                 355,556              5.1%
      W. M. "Rusty" Rush............................................                   2,041               *
      Robin M. Rush.................................................                      --               *
      David C. Orf..................................................                   4,000               *
      Daryl J. Gorup................................................                   1,272               *
      Ronald J. Krause(6)...........................................                  36,000               *
      John D. Rock(6)...............................................                  31,000               *
      Harold D. Marshall(7).........................................                  15,000               *
      All executive officers and directors as a group
         (fifteen persons, including the executive officers
         and directors listed above)................................               2,849,489             40.7%


*    Represents less than 1% of the issued and outstanding shares of Common
     Stock.

(1) Except as otherwise noted, the street address of the named beneficial owner is 555 IH 35 South, New Braunfels, Texas 78130.

(2) Based on a total of 7,002,044 shares of Common Stock issued and outstanding on March 26, 1999.

(3)  Includes 2,001,833 shares of Common Stock held by 3MR Partners LP, of which
     W. Marvin Rush is the general partner.

(4) The address for William D. Witter, Inc. is One Citicorp Center, 153 East 53rd Street, New York, New York, 10022.

(5) Represents 273,779 shares, 28,444 shares, and 53,333 shares of Common Stock held by Southwest Peterbilt, Inc., Southwest Truck Center, Inc., and New Mexico Peterbilt, Inc., respectively. Edward Donahue Sr. is the majority shareholder and chairman of the board of these companies and therefore has voting power of the shares. The address for Edward Donahue Sr. is 2600 W. McDowell Rd, Phoenix, Arizona 85009.

(6) Includes 30,000 shares issuable upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

(7) Includes 10,000 shares issuable upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE
            COMPANY TO REDUCE FROM TWO-THIRDS TO MAJORITY. THE REQUIRED VOTE OF SHAREHOLDERS TO APPROVE CERTAIN CORPORATE ACTIONS.

     The Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation to lower the necessary shareholder vote to approve certain corporate actions to the affirmative vote of a majority of the shares of stock outstanding and entitled to be cast on such action. Under the Texas Business Corporation Act (the "TBCA"), a consolidation, merger, share exchange, transfer of substantially all of the assets or the amendment of the articles of incorporation of a Texas corporation such as the Company must be approved by shareholders by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. However, Article 2.28 of the TBCA provides that a Texas corporation's articles of incorporation may contain a provision which requires for any purpose the affirmative vote of a lesser portion, but not less than a majority, of the corporation's stock than the portion otherwise required by the TBCA for that purpose. The Company's Articles of Incorporation currently do not contain any provision which requires less than two-thirds affirmative vote of all the votes entitled to be cast for shareholder approval of a consolidation, merger, share exchange, transfer of substantially all of the assets or the amendment of the Articles of Incorporation of the Company.

     The proposed amendment to the Company's Articles of Incorporation will reduce from two-thirds to a majority of outstanding shares the affirmative vote necessary to approve a consolidation, merger, share exchange, transfer of substantially all of the assets or the amendment of the Articles of Incorporation of the Company, and thus the Company will no longer be governed by the two-thirds vote requirement of the TBCA. Approval of this amendment to the Company's Articles of Incorporation requires the affirmative vote of two-thirds of all of the votes entitled to be cast by holders of the Company's outstanding shares of Common Stock. If two-thirds of all of the outstanding shares of Common Stock of the Company are voted in favor of this Proposal 1, Articles of Amendment to the Articles of Incorporation of the Company will be filed with the Texas Secretary of State amending the Company's Articles of Incorporation. The proposal to approve the proposed amendment to the Company's Articles of Incorporation to reduce from two-thirds to a majority of the required vote of shareholders to approve certain actions is as follows:

          "RESOLVED, that the Articles of Incorporation of the Company is hereby amended to add the following Article Eleven:

                                 ARTICLE ELEVEN

          If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the Corporation is required, any provision of the Texas Business Corporation Act would, but for this Article Eleven, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter."

     Approval of Proposal 1 requires the affirmative vote of not less than two-thirds of the outstanding shares of Common stock of the Company. If Proposal 1 is not approved, the Company will continue to operate under its current Articles of Amendment. Abstentions and broker non-votes will have the same effect as a vote Against Proposal 1.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO REDUCE FROM TWO-THIRDS TO A MAJORITY THE REQUIRED VOTE OF SHAREHOLDERS TO APPROVE CERTAIN CORPORATE ACTIONS.

PROPOSAL 2: PROPOSAL TO AMEND THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

BACKGROUND

     On March 25, 1997, the Board of Directors adopted, subject to shareholder approval, the Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") and reserved 100,000 shares of Common Stock for issuance thereunder. The shareholders of the Company approved the Plan at the 1997 Annual Meeting of the Shareholders. The Plan, as now in effect, authorizes the grant of non-qualified stock options in respect of an aggregate of 100,000 common shares of the Company (subject to adjustment to reflect any stock splits, share combinations or similar changes) to directors of the Company who are not employees. As of the date of this Proxy Statement, options to purchase 90,000 shares have been granted under the Plan, 70,000 of which remain unexercised. Subject to shareholder approval of this Proposal 2, options to purchase an additional 30,000 shares will be automatically granted on the date of the Annual Meeting.

     The Board of Directors has approved, subject to approval by the shareholders at the Annual Meeting, amending the Plan to increase the number of shares in respect to which options may be granted under the Plan to 300,000. The Board did so to enable the Company to be in a position to provide appropriate incentives to non-employee directors.

                   Summary of Material Provisions of the Plan

     Set forth below is a summary of the material provisions of the Plan, to the extent not described above. The description reflects the amendment to the Plan proposed for adoption by the shareholders at the Annual Meeting. This summary does not purport to be a complete statement of the provisions of the Plan and is qualified in its entirety by the provisions of the Plan, a copy of which is included with this Proxy Statement as Exhibit A.

ADMINISTRATION

     The Plan is administered by a committee of the Board of Directors which shall consist solely of directors who are employees of the Company (the "Plan Committee"). Notwithstanding the above, the selection of Non-Employee Directors to whom options under the Plan (the "Options") are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as provided in the Plan and the Plan Committee shall have no discretion as to such matters.

GRANT OF OPTIONS

     Pursuant to the Plan, the following options are automatically granted to non-employee directors: (A) an option to purchase 10,000 shares as of the date such director is elected as a director of the Company, if such election takes place at an annual meeting of shareholders, and 10,000 shares as of the date of the first annual meeting of shareholders subsequent to such director's election, if such election does not occur at an annual meeting of shareholders, and (B) during each subsequent fiscal year in which such person remains a non-employee director, an option to acquire an additional 10,000 shares as of the date such director is reelected as a director of the Company.

SHARES AVAILABLE FOR GRANT

     A total of 300,000 shares of Common Stock have been reserved for issuance under the Plan. The number of shares available for the grant of options may be subject to adjustment under certain circumstances. Shares available for the grant of options are shares of the Company's treasury shares or authorized but unissued shares. If options expire or terminate unexercised, new options may thereafter be granted covering such shares.

DURATION OF OPTIONS

     Each Option granted under the Plan will be exercisable for a term of ten years from the date such Option first becomes exercisable, subject to earlier termination as provided in the Plan.

AMOUNT EXERCISABLE

     Each Option granted pursuant to the Plan shall be fully exercisable on the date of the grant.

EXERCISE OF OPTIONS

     Under the Plan, Options may be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised. Payment of the purchase price of the shares of Common Stock subject to an Option may be made (i) in any combination of cash or whole shares of Common Stock already owned by the director or (ii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the optionee as a result of the exercise of such Option.

NON-TRANSFERABILITY

     Options may be assigned or transferred only by will or under the laws of descent and distribution and the Options may be exercised only by the optionee during his lifetime.

TERMINATION

     Options, to the extent they have not been exercised previously, shall normally terminate on the earlier of (i) the last day of the thirty day period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors for any reason other than the optionee's death, permanent disability or resignation from the Board of Directors after at least five years of service; (ii) on the last day of the one-year period commencing on the date on which the optionee ceases to be a member of the Board of Directors due to the optionee's death, permanent disability or resignation from the Board of Directors after at least five years of service; or (iii) ten years after the date of grant of such Option.

NO RIGHTS AS SHAREHOLDER

     No optionee has any rights as a shareholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares. No adjustment for dividends, or otherwise, will be made if the record date therefor is prior to the date of issuance of such certificate.

CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Plan shall make appropriate adjustment in the number and kind of shares authorized by the Plan, in the number, price or kind of shares covered by the Options and in any outstanding Options under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Option.

     In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors may at any time and from time to time amend the Plan in order that the Options granted may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no amendment shall make any change in the Plan for which shareholder approval is required in order to comply with (i) Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, (ii) the Internal Revenue Code of 1986, as amended, or regulatory provisions dealing with incentive stock options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or (iv) any other applicable rule or law. All Options granted under the Plan shall be subject to the terms and provisions of the Plan and any amendment of the Plan shall be deemed to amend all Options outstanding under the Plan at the time of the amendment.

WRITTEN AGREEMENT

     Each Option granted pursuant to the Plan will be embodied in a written option agreement, which shall be subject to the terms and conditions of the Plan and which may contain such other provisions as the Plan Committee in its discretion deems advisable.

DURATION OF PLAN

     No Option will be granted pursuant to the Plan on or after March 25, 2007.

     Assuming the presence of a quorum, approval of the proposal to amend the Plan to increase the number of shares available for issuance under the Plan to 300,000 requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 300,000

PROPOSAL 3: ELECTION OF DIRECTORS

     Six directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.


                                                              Nominees
                                                              --------
                                                                                                          Served as a
Name                                 Age         Positions and Offices with the Company                  Director Since
----                                 ---         --------------------------------------                  --------------
W. Marvin Rush                        61         Chairman of the Board,                                  1965
                                                 Chief Executive Officer and Director

W. M. "Rusty" Rush                    41         President and Director                                  1996

Robin M. Rush                         40         Executive Vice President,                               1996
                                                 Secretary, Treasurer and Director

Ronald J. Krause                      72         Director                                                1996

John D. Rock                          63         Director                                                1997

Harold D. Marshall                    63         Director                                                1999

     Biographical information on the nominees is set forth below under "Further Information -- Board of Directors, Executive Officers and Nominees for Board of Directors."

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

     The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

     The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee in 1999 consisted of three non-employee directors:
Ronald J. Krause, John D. Rock, Harold D. Marshall.

     The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Company's Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee in 1999 consisted of three non-employee directors: Ronald
J. Krause, John D. Rock, Harold D. Marshall.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1999, the Board of Directors met four times and took action by unanimous written consent on one occasion. The Compensation Committee met once during 1999 and the Audit Committee met once during 1999. Each of the directors of the Company attended at 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

     In 1997, the Company adopted and the shareholders approved the 1997 Non-Employee Director Stock Option Plan (the "Plan") See Proposal 2. Pursuant to the Plan, each person who is elected or re-elected as a non-employee director receives an option to purchase 10,000 shares of Common Stock as of the date such director is elected or re-elected as a director of the Company, if such election takes place at an annual meeting of shareholders, or as of the date of the first annual meeting of shareholders subsequent to such director's election, if such election does not occur at an annual meeting of shareholders. Subject to shareholder approval of Proposal 2, the aggregate number of shares with respect to which options may be granted under the Plan shall not, in any event, exceed 300,000 shares. Each option is granted at the closing price of the Common Stock as reported by The Nasdaq Stock Market on the date of grant and fully vests on the date of grant.

     For fiscal 1999, each non-employee member of the Board of Directors received options pursuant to the terms of the Plan, $1,000 per day in which a director renders services on behalf of the Company and reimbursement for travel expenses to and from the meetings.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2000. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the years ended December 31, 1996, through 1999, and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
           OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

                               FURTHER INFORMATION

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR BOARD OF DIRECTORS

     Set forth below is information with respect to each director, executive officer and nominees for directors of the Company as of March 24, 2000. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.


Name                                 Age       Position
----                                 ---       --------
W. Marvin Rush                       61        Chairman   of  the  Board,   Chief   Executive
                                               Officer and Director
W. M. "Rusty" Rush                   41        President and Director
Robin M. Rush                        40        President,     Executive    Vice    President,
                                               Secretary, Treasurer and Director
David C. Orf                         50        Senior Vice President-- Sales and Marketing

Daryl J. Gorup    .                  51        Senior Vice President-- Dealership Operations

Martin A. Naegelin, Jr.              36        Vice President-- Chief Financial Officer
Louis Liles                          57        Vice President-- Corporate Administration
Brent Hughes                         57        Senior Vice President-- Financial Services
J. M. "Spike" Lowe                   56        Senior Vice President-- Corporate Development
Ralph West                           53        Vice President-- Leasing and Rental Operations
Ernie Bendele                        56        Vice President-- Used Trucks
John Hiltabiddle                     55        Controller
Ronald J. Krause                     72        Director(1)(2)
John D. Rock                         64        Director(1)(2)
Harold D. Marshall                   64        Director(1)(2)


------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

     W. MARVIN RUSH founded the Company in 1965. He served as President from inception until November 1995, and has served as Chairman of the Board and Chief Executive Officer since November 1995. He also served on the Peterbilt dealer council from 1984-1987 and was elected its Chairman in 1987. He was also active on the PacLease Executive Committee from 1989-1992 and was Chairman in 1992. Other honors include the Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989. His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for the 1993-1994 year.

     W. M. "RUSTY" RUSH served as Vice President and Executive Vice President of the Company from 1990 until November 1995 and has served as President of the Company since November 1995. For the past several years he has overseen the sales and finance departments. He is responsible for the total operations of the Company's heavy duty truck segment.

     ROBIN M. RUSH has been with the Company since 1991, and served as Vice President and general manager of the Company from 1993 until November 1995. Mr. Rush has served as Secretary and Treasurer of the Company since October 1995 and as Executive Vice President of the Company since November 1995. He is presently the President of Rush Equipment Centers, and is responsible for the operations of the Company's construction equipment segment.

     DAVID C. ORF has served as Vice President of Sales and Marketing of the Company since 1993 and in October 1996 Mr. Orf was promoted to Senior Vice President of Sales and Marketing. Mr. Orf was the general manager of the Company's Houston, Texas facilities until January 1996. Prior to joining the Company, Mr. Orf served as the Southeast region manager of Peterbilt Motors Company, a division of PACCAR.

     DARYL J. GORUP has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup had served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.

     MARTIN A. NAEGELIN, JR. has served as Vice President and Chief Financial Officer since January 1997. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.

     LOUIS LILES has been with the Company since December 1995 and has served as vice president of the Company since September 1997. Prior to joining the Company, Mr. Liles was employed for 17 years, most recently serving as the Senior Vice President of Operations, by Kerr Consolidated, Inc., which operated two Peterbilt dealerships and was acquired by the Company in December 1995. In his current capacity, Mr. Liles is responsible for the corporate administration function, which includes Human Resources and Legal Liaison.

     BRENT HUGHES served as Vice President of Financial Services since 1993 and in September 1997 Mr. Hughes was promoted to Senior Vice President. He is in charge of all secured financing for the Company. Mr. Hughes was with Associates Commercial Corporation for 22 years, was Branch Manager in New York City, and later in San Antonio, and was Senior Vice President of the Western Region when he left to join the Company in 1992.

     J. M. "SPIKE" LOWE has been with the Company since 1968, and has served as a Vice President of the Company since 1994 and was promoted to Senior Vice President in 1999. Currently he is responsible for acquisitions and all open account and unsecured lending for the Company.

     ERNIE BENDELE has been with the Company since 1984 and has served as a Vice President of the Company since October 1996. Mr. Bendele is responsible for procurement, inventory control and marketing of used trucks nationwide.

     RALPH WEST has been with the Company since 1994 and has served as a Vice President of the Company responsible for all leasing and rental operations since that time. Prior to joining the Company, Mr. West had been with Ryder Truck Rentals. During his 28 years at Ryder Truck Rentals, Mr. West served in various executive positions, with the last 14 years as Vice President.

     JOHN HILTABIDDLE, CPA has served as the Controller of the Company since December 1993. Mr. Hiltabiddle served as the Controller of two large automobile dealerships from 1989 until December 1993, and from 1984 until 1989, respectively. Mr. Hiltabiddle had 12 years of public accounting experience prior to joining the automobile dealership in 1984.

     HAROLD D. MARSHALL has served as a director of the Company since February 1999. Mr. Marshall served as President and Chief Operating Officer of Associates First Capital Corporation ("The Associates") from May 1996 to January 1999, and has served as a Director of the Associates. Mr. Marshall joined The Associates in 1961 and organized their Transportation Division in 1974. Mr. Marshall serves as Vice Chairman of the American Trucking Association Foundation Board of Directors, as a Member of the American Trucking Association Foundation Executive Committee, as Trustee Emeritus of the Hudson Institute, and on the Board of Trustees of the Dallas Museum of Art.

     RONALD J. KRAUSE has served as a director of the Company since June 1996. Mr. Krause served as President of Associates Commercial Corporation from 1976 until 1981 and President and Chief Operating Officer of Associates Corporation of North America from 1981 until 1989. Mr. Krause also was Vice Chairman of the Board of Directors of Associates of North America from 1988 until his retirement in 1989.

     JOHN D. ROCK has served as a director of the Company since April 1997. Mr. Rock served as a Vice President of General Motors Corporation from 1991 until his retirement from General Motors Corporation after over 36 years of service. While at General Motors Corporation, Mr. Rock held various executive positions in sales, service and marketing. Mr. Rock has also served as a member of the Board of Directors of Volvo - GM Heavy Truck Corporation.

     W. M. "Rusty" Rush and Robin M. Rush are brothers and the sons of W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

     All directors of the Company hold office until the next annual meeting of shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and granting stock options and other stock-based compensation under the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan").

     Overall Objectives of the Executive Compensation Program

     The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

     In 1999, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

     Base Salary Program

     It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. In 1999, W. Marvin Rush received a base salary of $616,708.

     Annual Incentive

     Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility. W. Marvin Rush received a $600,000 bonus from the Company for services performed on behalf of the Company during 1999.

     Long-Term Incentive Plan

     The Company adopted its Incentive Plan in 1996 prior to its initial public offering, and the shareholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders. The Incentive Plan permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 1999, W. Marvin Rush was granted an option for 13,850 shares under the Incentive Plan.

     Section 162(m)

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under the Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's shareholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

     Conclusion

     The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               Harold D. Marshall
                                Ronald J. Krause
                                  John D. Rock

EXECUTIVE COMPENSATION

     The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1997, 1998 and 1999, by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1999 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                        ANNUAL COMPENSATION                       AWARDS
                                                        -------------------                     SECURITIES
                                    FISCAL                                 OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR       SALARY         BONUS      COMPENSATION(1)       OPTIONS (#)      COMPENSATION(2)
---------------------------         ------      ------         -----      ---------------       -----------      ---------------
W. Marvin Rush                       1999     $616,708(3)    $600,000            -                13,850             $ 5,000
  Chairman of the Board and          1998     $577,152(4)    $500,000            -                20,470             $ 2,500
  Chief Executive Officer            1997     $538,500(5)    $230,000            -                18,750             $ 2,375

W. M. "Rusty" Rush                   1999     $236,944       $220,000            -                 5,000              $5,000
  President                          1998     $189,000       $200,000            -                11,570              $3,210
                                     1997     $161,375       $130,000            -                10,957              $2,375

David C. Orf                         1999     $169,181       $194,000            -                 4,225              $5,000
 Senior Vice President               1998     $159,960       $176,000            -                11,125              $2,790
                                     1997     $137,750       $125,000            -                10,957              $2,375

Daryl J. Gorup                       1999     $197,047       $148,250            -                 4,000              $2,500
  Senior Vice President              1998     $189,177       $130,000            -                10,000              $2,500
                                     1997                    $ 75,000            -                   -                  -
                                              $170,500(6)
Robin M. Rush                        1999     $195,983       $165,000            -                 6,420              $5,000
  Executive Vice President           1998     $146,000       $150,000            -                 8,010              $3,597
                                     1997     $118,500       $ 90,000            -                 3,800              $1,977

(1) Consists of prerequisites which aggregate less than the lesser of $50,000 or 10% of the salary and bonus for the named executive officer.

(2)  Consists of matching contributions to the Company's 401(k) plan.

(3) Of such amount $103,221 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush. Does not include $93,988 distributed to Mr. Rush in connection with an error discovered, in 1999, in the calculation in the distribution due from the Company to Mr. Rush on undistributed, accumulated income of the Company prior to the initial public offering of the Company in 1996.

(4) Of such amount, $83,604 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.

(5) Of such amount, $84,000 represents amounts paid with respect to salary and benefits of employees of the Company performing personal services exclusively for Mr. Rush.

(6) Mr. Gorup was entitled to receive $210,000 from Paccar, his previous employer and the Company's supplier of Peterbilt trucks, in consideration for his remaining in the employ of Paccar. In connection with the hiring of Mr. Gorup by the Company, the Company paid such amount to Mr. Gorup to compensate him for his loss. Such amount is not included herein.

STOCK OPTION GRANTS IN FISCAL 1999

     The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1999.

                                  INDIVIDUAL GRANTS
                        ---------------------------------------
                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                 % OF TOTAL                                            STOCK PRICE
                                                   OPTIONS                                           APPRECIATION FOR
                        NUMBER OF SECURITIES     GRANTED TO      EXERCISE OR                          OPTION TERM(1)
                         UNDERLYING OPTIONS     EMPLOYEES IN     BASE PRICE     EXPIRATION        ---------------------
NAME                         GRANTED (#)         FISCAL 1999       ($/SH)          DATE            5% ($)        10%($)
----                    --------------------    ------------     -----------    ----------        -------       -------
W. Marvin Rush                 13,850               11.82           11.50         3/15/09         100,167       253,843
W. M. "Rusty" Rush              5,000               4.27            11.50         3/15/09          36,161        91,640
David C. Orf                    4,225               3.61            11.50         3/15/09          30,556        77,436
Daryl J. Gorup                  4,000               3.41            11.50         3/15/09          28,929        73,312
Robin M. Rush                   6,420                5.5            11.50         3/15/09          46,431       117,666

----------

(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers of the Company during fiscal 1999 and the number and value of options held at fiscal year end.

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-
                                                         UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                                                         OPTIONS AT FY-END (#)                    FY-END($)
                                                         ---------------------           ------------------------
                        SHARES ACQUIRED
                          UPON OPTION         VALUE
NAME                      EXERCISE(#)      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------               -----------      -----------    -----------    -------------    -----------     -------------
W. Marvin Rush                 0                -              -            53,070             -             223,351
W. M. "Rusty" Rush             0                -              -            27,527             -             119,867
David C. Orf                   0                -              -            26,307             -             115,985
Daryl J. Gorup                 0                -              -            14,000             -              47,000
Robin M. Rush                  0                -              -            18,230             -              69,620

EMPLOYEE BENEFIT PLANS

     Incentive Plan

     In April 1996, prior to the initial public offering of the Company's Common Stock, the Board of Directors and shareholders adopted the Incentive Plan. The shreholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders

     401(k) Plan and Other Employee Benefits

     The Company has a defined contribution pension plan (the Rush Plan) which is available to all Company employees and the employees of certain affiliates. As of June 30th and December 31st of every year, each employee who has completed one year of continuous service is entitled to enter the Rush Plan. Participating employees may contribute from 2 percent to 10 percent of total gross compensation (up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended). The Company, at is discretion, matches an amount equal to 25 percent of the employees' contributions for those employees with less than five years of service and an amount equal to 50 percent of the employees' contributions for those employees with more than 5 years of service. The aggregate amount of the Company's contributions for 1999 under these plans was $1,192,000 million of which amount $5,000 was for the account of W. Marvin Rush.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with W. Marvin Rush, W.
M. "Rusty" Rush and Robin M. Rush which each provides a four-year term, subject to automatic extension for an additional one year on each anniversary of the agreements. These employment agreements are subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreements) or termination by W. Marvin Rush, W. M. "Rusty" Rush or Robin M. Rush, as applicable, for "good reason" (as defined in the employment agreements). The employment agreements provide for minimum annual base salaries as follows: W. Marvin Rush-- $525,000, W. M. "Rusty" Rush-- $150,000 and Robin M. Rush-- $108,000. In 1999, W.M. "Rusty" Rush and Robin M. Rush received a base salary of $236,944 and $195,983, respectively. The employment agreements also provide for bonuses at the discretion of the Compensation Committee of the Board.

     The employment agreements with W. Marvin Rush, W. M. "Rusty" Rush and Robin
M. Rush provide that if the Company terminates their employment without cause (including the Company's election to not extend the employment agreements at any renewal date) or within two years of a change in control, or if they resign their employment for "good reason" (as defined in the employment agreements), they will be entitled to receive, at their election, either a lump-sum payment in the amount equal to their base salary for the unexpired term of their agreements or continuation of their base salary and benefits through the unexpired term of their agreements. A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all of the Company's assets.

     The Company has also entered into employment agreements with David C. Orf and Daryl Gorup, which provide for minimum annual base salaries as follows:
David C. Orf -- $129,000, and Daryl Gorup -- $180,000. In 1999, Mr. Orf and Mr. Gorup received a base salary of $167,000 and $194,400, respectively. The employment agreements also provide for incentive bonuses at the discretion of the Compensation Committee of the Company. The employment agreements are terminable by the Company upon 12 months' prior written notice or, in lieu thereof, immediately terminable upon the payment to the employee of 12 months of his then effective base salary and an amount equal to a percentage of the bonus received by the employee during the preceding year, with such percentage determined according to the number of years of service of the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1999 were Joseph M. Dunn, John D. Rock, Ronald J. Krause and Harold D. Marshall. Joseph M. Dunn served until February 1999 at which time he was replaced by Harold D. Marshall, who served for the remainder of 1999.

PERFORMANCE GRAPH

     The Company's Common Stock has been traded publicly since June 6, 1996. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock from June 7, 1996, through December 31, 1999, to the Standard Poor's 500 Stock Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies:
Cross Continent Auto Retailers, Inc., Holiday RV Superstores, Inc., Lithia Motors, Inc., Paccar, Inc., Travis Boats & Motors, Inc., United Auto Group, Inc. and Werner Enterprises, Inc.

                                    [GRAPH]

                                     LEGEND

Symbol   CRSP Total Returns Index for:         12/1994   12/1995   12/1996   12/1997   12/1998   12/1999
------   -----------------------------         -------   -------   -------   -------   -------   -------
     o   RUSH ENTERPRISES, INC.                                       85.7      57.1      78.6     103.6
 --- *   S&P 500 Stocks                           65.8      90.5     111.5     148.7     191.9     232.1
---- #   Self-Documented Peer Group               87.4      86.8     128.4     173.3     147.8     156.7

Companies in the Self-Determined Peer Group
   CROSS CONTINENT AUTO RTLRS INC                   HOLIDAY R V SUPERSTORES INC
   LITHIA MOTORS INC                                PACCAR INC
   TRAVIS BOATS & MOTORS INC.                       UNITED AUTO GROUP INC
   WERNER ENTERPRISES INC

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 06/07/1996.

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of the
Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     Under Article 21.14 of the Texas Insurance Code ("TIC"), every officer, director and shareholder of a corporation licensed to act as a local recording agent must be individually licensed to act as an insurance agent. An insurance agent is required to be a resident of the State of Texas and pass an examination for a local recording insurance agent's license. W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, is licensed to act as an insurance agent in the State of Texas and is therefore qualified to act as the shareholder, director and officer of Associated Acceptance, Inc. ("AA"), the corporation currently affiliated with the Company that is licensed to act as a local recording agent. The Company has acquired as a wholly-owned subsidiary, a managing general agent (the "MGA") licensed under Article 21.07-3 of the TIC to manage all of the operations of AA. In addition to managing AA, the MGA is qualified to receive any and all commission income which is otherwise payable to AA. The MGA, Mr. Rush and AA have entered into agreements pursuant to which (i) the MGA manages all operations of AA, (ii) all of the income of AA is paid to MGA, (iii) the Company transfers such funds to AA as are necessary for its operation, and (iv) Mr. Rush has granted the MGA the right to transfer legal ownership of the shares of capital stock of AA at any time to anyone designated by MGA. Mr. Rush continues to own all of the outstanding stock of AA, subject to his agreements with MGA prohibiting the transfer of such capital stock.

     Pursuant to the terms of an agreement between the Company and General Motors Acceptance Corporation ("GMAC"), the Company may deposit with GMAC, as overnight funds, an amount no greater than 50.0% of the Company's wholesale floor plan financing debt to GMAC. The Company has a policy whereby if the Company is unable to deposit with GMAC the full amount for which it is eligible, the executive officers and directors of the Company may loan funds to the Company, which then deposits such funds with GMAC. The Company receives interest from GMAC, and pays to such officer or director interest on the funds at the rate the Company receives from GMAC less .25%. During 1999, W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, loaned $20,725,000 to the Company pursuant to this policy. The Company deposited such funds with GMAC. The Company received $851,474 in interest from GMAC on such funds, and paid $845,088 to Mr. Rush as interest.

     In 1999, PACCAR, Inc. ("PACCAR") purchased 1,000,000 shares, or approximately 14%, of the Company's outstanding common stock. PACCAR is the parent company of Peterbilt Motors Company, Paclease, and PACCAR Financial (collectively "subsidiaries"). The Company purchases substantially all of its new heavy-duty truck inventory, new lease and rental fleet trucks and parts from, and sells customer finance contracts to, these subsidiaries.

                        PROPOSALS FOR 2001 ANNUAL MEETING

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Shareholders is December 7, 2000. After February 20, 2001, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2001 Annual Meeting of Shareholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                   By order of the Board of Directors,



                                   ROBIN M. RUSH
                                   Corporate Secretary

San Antonio, Texas
April 5, 2000

                                                                       EXHIBIT A


                             RUSH ENTERPRISES, INC.
              AMENDED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. This 1997 Non-Employee Director Stock Option Plan (the "Plan") of Rush Enterprises, Inc., a Texas corporation (the "Company"), is adopted for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

         2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), the members of which shall consist solely of directors who are employees of the Company. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. Notwithstanding the above, the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Committee shall have no discretion as to such matters.

         3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (or such other par value as may be designated by act of the Company's shareholders) (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 300,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

         In the event that any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. Grant of Options. Subject to the provisions of Paragraph 16 and the availability under the Plan of a sufficient number of shares of Common Stock that may be issuable upon the exercise of outstanding Options, there shall be granted the following Options:

                  (a) To each Non-Employee Director as of March 25, 1997, an Option to purchase 10,000 shares of Common Stock at a purchase price per share of Common Stock equal to the fair market value of the Common Stock as defined in Paragraph 7 hereof as of the date of grant (the "Option Price") ;

                  (b) To each Non-Employee Director who is elected at the Annual Meeting of Shareholders of the Company held in 1997 (other than Non-Employee Directors receiving options under subparagraph (a) above), an Option to purchase 10,000 shares of Common Stock at the Option Price on the date of such Annual Meeting of Shareholders of the Company; and

                  (c) To each Non-Employee Director who is elected or reelected as a director of the Company at an Annual Meeting of Shareholders of the Company held in 1998 or thereafter, an Option to purchase 10,000 shares of Common Stock at the Option Price on the date of each such Annual Meeting of Shareholders of the Company.

No Option shall be granted pursuant to the Plan after March 25, 2007.

         5. Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Paragraph 9 hereof.

         6. Amount Exercisable. Each Option granted pursuant to the Plan shall be fully exercisable on the date of grant.

         7. Exercise of Options. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in any combination of cash or whole shares of Common Stock already owned by the optionee or (ii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the optionee as a result of the exercise of such Option ("cashless exercise"). Subject to the terms and conditions of this Agreement, such Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (a) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Paragraph 9 by any person or persons other than the optionee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. Such notice shall either (i) elect cashless exercise or be accompanied by payment of the full purchase price of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company's principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in case of clause (i) or (ii) above, be made by cash or check payable to the order of the Company. Common Stock payments (valued at fair market value on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. Shares of Common Stock withheld pursuant to a cashless exercise election shall be valued at the fair market value on the date of exercise, as determined by the Committee. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of shares delivered but not so used, and an additional certificate shall be delivered representing the additional shares to which the holder of such Option is entitled as a result of the exercise of such Option. The certificate or certificates for the shares as to which such Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising such Option. All shares issued as provided herein will be fully paid and nonassessable.

         For purposes of this Paragraph 7, the "fair market value" of a share of stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is then listed on a national securities exchange, or if the Common Stock is not so listed, the average of the bid and asked price of a share of Common Stock on that date and reported in the National Association of Securities Dealers Automated Quotation system (the "NASDAQ System"); provided that if no such closing price or quotes are so reported on that date or if in the discretion of the Committee another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

         8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

         9. Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

         (a) On the last day within the thirty day period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death or disability of the optionee or his resignation after five years of service, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors;

         (b) On the last day within the one year period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors because of permanent disability, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors because of such disability;

         (c) On the last day within the one year period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death;

         (d) On the last day within the one year period commencing on the date an optionee who has had at least five years of service on the Board of Directors of the Company resigns from the Board of Directors of the Company, during which period the optionee, or the executor or administrator of the optionee's estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the optionee's death within such one year period, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of such resignation; and

         (e)      Ten years after the date of grant of such Option.

         10. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory, in form and substance to the Corporation, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         11. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         12. Changes in the Company's Capital Structure. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan, in the number, price or kind of shares covered by the Options and in any outstanding Options under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Option.

         In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

         13. Amendment or Termination of Plan. The Board of Directors may at any time and from time to time modify, revise or amend the Plan in such respects as the Board of Directors may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required in order to comply with (i) Rule 16b-3, (ii) the Internal Revenue Code of 1986, as amended, or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or
(iv) any other applicable rule or law. All Options granted under the Plan shall be subject to the terms and provisions of the Plan and any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Options outstanding under the Plan at the time of the amendment, modification or revision.

         14. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

         15. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, or otherwise. Nothing in this Paragraph 15 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

         16. Effective Date of Plan. The Plan shall become effective and shall be deemed to have been adopted on March 25, 1997, if within one year of that date it has been approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or if the provisions of the corporate charter, bylaws or applicable state law prescribe a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders. No Options which are incentive stock options shall be granted pursuant to the Plan after March 25, 2007.

                             RUSH ENTERPRISES, INC.


             PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- MAY 16, 2000


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            Please mark, sign, date and return in the enclosed envelope.

P        The undersigned shareholder of Rush Enterprises, Inc. (the "Company")
R   hereby appoints Robin M. Rush and Martin A. Naegelin, Jr., or each of them,
O   proxies of the undersigned with full power of substitution to vote at the
X   Annual Meeting of Shareholders of the Company to be held on Tuesday, May
Y 16, 2000, at 10:00 a.m., Central Time, at the Omni Houston Hotel, 4 Riverway, Houston Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

    (1) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO REDUCE, FROM TWO-THIRDS TO A MAJORITY, THE REQUIRED VOTE OF SHAREHOLDERS TO APPROVE CERTAIN CORPORATE ACTIONS.

             [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

    (2) PROPOSAL TO AMEND THE COMPANY'S 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN TO 300,000.

             [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

    (3) ELECTION OF DIRECTORS

             [ ] FOR                                    [ ] WITHHOLD AUTHORITY
             all nominees listed below                  to vote for all nominees
             (except as marked below)                   listed below

        W. Marvin Rush             W.M. "Rusty" Rush            Robin M. Rush

        John D. Rock               Harold D. Marshall           Ronald J. Krause

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW
                  A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

    (4) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999

             [ ] FOR                    [ ] AGAINST                  [ ] ABSTAIN

    (5) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

        all as more particularly described in the Proxy Statement dated April 5, 2000, relating to such meeting, receipt of which is hereby acknowledged.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 3 and FOR Proposal 1, FOR Proposal 2 and FOR Proposal 4.


                                             -----------------------------------



                                             -----------------------------------
                                                 Signature of Shareholder(s)


                                             Please sign your name exactly as it
                                             appears hereon. Joint owners must
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as it appears
                                             hereon.

                                             Dated                       , 2000.
                                                   ----------------------


                                       2-